# ADVANCED ZEOLITE TECHNOLOGIES MARKET DEVELOPMENT AGREEMENT

**THIS AGREEMENT** is made this 18th day of February 2007.

**BETWEEN:**

**ZEOX Corporation**, a public company listed on the TSX Venture Exchange and incorporated in the Province of Alberta having its principal office at 6459 Mack Road, Peachland, BC, Canada, V0H 1X8.

(Hereinafter referred to as "ZEOX" or the "Grantor")

**AND:**

**Logician Technologies Asia Limited**, a private company incorporated under the laws of Hong Kong having its principal office at 25/F., Bank of China Building 1 Garden Road, Central, Hong Kong.

(Hereinafter referred to as "Logician" or the "Grantee")

**WHEREAS ZEOX** is an active participant in the development of Advanced Zeolite Technologies and the owner or rights holder of Advanced Zeolite Technologies and commercial mineral deposits from which to supply commercial demand for Advanced Zeolite Technologies (as defined herein) and holds various Proprietary Rights (as defined herein) therein and arising there from and;

**WHEREAS** Logician and ZEOX wish to enter into this Advanced Zeolite Technologies Market Development Agreement to enable the Grantee to develop, market, distribute, sell, deliver and commercially exploit the Advanced Zeolite Technologies throughout the Territory (as defined herein).

**NOW THEREFORE**, in consideration of the mutual covenants contained herein and other good and valuable consideration from each to the other, the receipt and sufficiency of which is hereby acknowledged by the Parties, it is hereby agreed as follows:

## ARTICLE 1

### DEFINITIONS

1.1 Definitions. The following terms used in this Agreement shall have the meanings set forth below:

**"Advanced Zeolite Technologies"** shall mean all industrial minerals categorized as Zeolites and related products and formulations with the exception of applications for down hole cementing in the oil and gas industry past, present and future created, owned and continually developed and enhanced by ZEOX or its affiliates and subsidiaries. This includes all patentable and non-patentable inventions, methods, processes, ideas and concepts and includes cementatious applications, environmental applications, oil and gas applications and medical applications.

**"Proprietary Rights"** shall mean all worldwide license agreements, trade-marks, copyrights, patents, trade secrets and other intellectual property rights, registered or unregistered, arising from and relating to the Advanced Zeolite Technologies and includes all registrations and applications for registration of such rights.

**"Agreement"** shall mean this Advanced Zeolite Technologies Market Development Agreement.

**"Grantor"** shall mean ZEOX.

**"Parties"** shall collectively mean Logician and ZEOX and "Party" shall mean any of them.

**"Territory"** shall mean Asia as described in Schedule "A".

**"Revenue"** shall mean all dollar amounts charged to Clients for Advanced Zeolite Technologies, but shall not include amounts charged for commodities shipping, insurance, import or export duties, fees or levies or sales, goods and services, value added or other commodity taxes attributable to the provision of the above items.

**"Clients"** shall mean any end user customers of any type in the Territory who purchase Advanced Zeolite Products or Technologies.

**"Effective Date"** shall mean the date first set out above.

**"Term", "Initial Term" and "Renewal Term"** shall have the meaning set out in Section 4.3 herein.

## ARTICLE 2

## COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE GRANTOR

2.1 The Grantor hereby represent, warrant and covenant in favour of the Grantee that:

(a) The Grantor is directly or indirectly the sole owner or rights holder of the Advanced Zeolite Technologies and the Proprietary Rights and the Grantor conceived, designed and developed the Advanced Zeolite Technologies to their current commercial capabilities without encumbrance or liens otherwise disclosed in writing and agreed upon by third parties against the Advanced Zeolite Technologies;

(b) The Grantor has the exclusive right to market, distribute, sell and grant licenses to use the Advanced Zeolite Technologies and to license the Grantee on an exclusive basis throughout the Territory to market, distribute, sell and grant sub-licences to use the Advanced Zeolite Technologies and neither the Technologies, nor the marketing, distribution, sale or granting by the Grantee of licenses to use the Advanced Zeolite Technologies infringes the patent, copyright, trade-mark, trade secret or other intellectual property rights of any third party;

(c) The Grantor has undertaken all reasonable steps to obtain trade-mark registrations and other intellectual property and proprietary protection for the Advanced Zeolite Technologies and to protect the Proprietary Rights in North America;

(d) The Grantors shall, throughout the Term, continue to use reasonable efforts to enhance and improve the Advanced Zeolite Technologies;

(e) The Grantors shall, for the period of one year following the Effective Date and at mutually agreed upon times, supply to the Grantee at an amount equal to the fair market value, such employees and independent contractors of the Grantor as the Grantee requests for the purpose of familiarising itself with the Technologies and assisting the Grantee to establish marketing, distribution, sale and granting of sub-licenses to use the Advanced Zeolite Technologies with Clients; and

(f) The Advanced Zeolite Technologies are a commercially viable group of industrial mineral formulations featuring various species of Zeolite as base raw materials for use in construction, oil and gas applications, air and water purification and medical applications.

## ARTICLE 3

## COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE GRANTEE

3.1 The Grantee hereby represents, warrants and covenants in favour of the Grantor that:

(a) The Grantee has access to adequate working capital and has extensive experience in the private and public domain dealing with shareholders, investors and regulatory requirements;

(b) The Grantee has extensive management experience and can assemble a team of experienced professionals to market and distribute the Advanced Zeolite Technologies to customers in commercial markets within the Territory;

(c) The Grantee agrees to dedicate adequate capital, personnel and use commercially reasonable efforts, consistent with its resources, activities and obligations other than those arising under this Agreement to fully exploit the Advanced Zeolite Technologies within the Territory;

(d) The Grantee shall protect the reputation, interests and integrity of ZEOX as part of its marketing plan for the Advanced Zeolite Technologies;

(e) The Grantee, at all times during the Term, shall provide or contract with the Grantor to provide reliable high quality product support services to be delivered to Clients who are bona fide customers for the Advanced Zeolite Technologies; and

(f) The Grantee shall provide such market information as is reasonably available to the Grantee, to the Grantor to better enhance product development of the Advanced Zeolite Technologies.

## ARTICLE 4

## GRANT OF TECHNOLOGY MARKETING RIGHTS, CONDITIONS AND TERM

4.1 Grant of Advanced Zeolite Technologies Market Development Rights

(a) ZEOX grants to Logician the rights to use, market, distribute, sell, grant sub-licenses to Clients to use the Advanced Zeolite Technologies and commercially exploit the Advanced Zeolite Technologies during the Term throughout the Territory and hereby makes available to the Grantee all rights relating thereto, including all Proprietary Rights, subject to all the terms, conditions and restrictions contained in this Agreement;

(b) The Grantee recognizes that there is great value to the Grantor in the Advanced Zeolite Technologies and the goodwill associated therewith; that nothing contained in this Agreement gives the Grantee any interest or property rights therein except as specifically set forth in this Agreement; and that all goodwill arising as a result of the use thereof by the Grantee shall inure to the benefit of the Grantor. The Grantee agrees that it shall not, during the Term of this Agreement or thereafter, directly or indirectly, assert any interest or property rights in the Advanced Zeolite Technologies other than as contemplated in this Agreement;

(c) The Grantee shall co-operate fully and in good faith with the Grantors for the purpose of maintaining, securing and preserving the Grantor's rights in and to the Advanced Zeolite Technologies. Nothing contained in this Agreement shall be construed as an assignment or grant to the Grantee of any right, title or interest therein and all rights relating thereto being reserved by the Grantor, except for the rights granted hereunder;

(d) The Grantee shall not, during the Term of this Agreement or thereafter, except as permitted herein, adopt, use, register, or attempt to register, as the case may be, as a trade-mark, service mark, trade name or corporate name, or as part thereof, the trade-mark ZMM™ or any element thereof, any term or translation meaning the same thing as any of the foregoing, or any word, symbol or picture or combination thereof which is confusingly similar to any of the foregoing. Notwithstanding the foregoing, the Grantee, with the Grantor's prior written consent, may file such applications for trade-mark, service mark, trade name, corporate name or similar registration, in the name of such party that the Grantor shall approve, provided that the Grantee obtains the Grantors' prior written consent and the Grantee shall provide the Grantor with copies of any documents proposed to be filed and filing instructions to counsel for the Grantors' review and approval prior to the filing and issuing thereof;

(e) The Grantee hereby assigns, transfers and conveys to the Grantor any copyrights, trade-marks, patents, trade secrets, goodwill, or other rights in and to the Advanced Zeolite Technologies and any modifications created by the Grantee, which may be obtained by the Grantee or which may vest to the Grantee, and the Grantee shall execute any instruments reasonably requested by the Grantors to accomplish or confirm the foregoing. If the Grantors terminate this Agreement and if the Grantor intends to utilize the trade-marks, copyrights or other rights, the Grantor shall reimburse the Grantee for all costs incurred in obtaining such copyrights, trade-marks, patents, trade secrets, goodwill, and other rights in and to the Advanced Zeolite Technologies. Any such assignment, transfer or conveyance shall be without other consideration other than the mutual covenants and consideration set

out in this Agreement and all such rights that are assigned, transferred or conveyed shall be licensed to the Grantee as part of the Advanced Zeolite Technologies pursuant to the terms of this Agreement;

(f) The Grantee shall, at the expense of the Grantor, assist the Grantor to the extent reasonably required in the protection of the Advanced Zeolite Technologies and the Proprietary Rights and any element thereof. The Grantee shall notify the Grantor in writing of any infringements or imitations thereof by others that may come to its attention and the Grantor shall have the sole right to determine whether or not it shall take any action on account of such infringements or imitations. The Grantor shall communicate their determination to the Grantee;

(g) If the Grantor advise the Grantee that it will not take action in respect of a third party infringement or imitation, the Grantee may, at the Grantee's sole option and upon provision of notice to the Grantors, take such action as it deems necessary to protect the Advanced Zeolite Technology and the Proprietary Rights. All costs and expenses, including legal fees, incurred in connection with any such suits which are so instituted by the Grantee shall be borne by the Grantee and any damages awarded in connection with any such suit against a third party shall be retained solely by the Grantee. The Grantee shall undertake and control the prosecution of such suits using counsel reasonably approved by the Grantors, and such counsel shall regularly inform the Grantor concerning the strategy and tactics thereof. The Grantor shall have the right to participate and represent its interests through other counsel of its own choosing. If any Party elects to participate through such other counsel in any proceedings referenced above that are initiated by another Party, the Party retaining such other counsel shall pay the costs of such other counsel; and

(h) The Grantor shall, throughout the Term, use reasonable efforts to assist the Grantee in exercising its rights herein.

4.2 Authority to Sub-License and to Grant Sub-Licenses to Use the Technology

The Grantee shall cause new Clients that wish to use the Technologies to first enter into the Grantee's standard form Customer Agreement.

The Grantee may sublicense all or a portion of the rights granted hereunder in Article 4.1 to a third party if:

(a) The Grantee notifies the Grantor in writing of any proposed sublicense to be issued prior to the sublicense agreement being signed by the Grantee and the sub-licensee, and supplying the Grantor with a true and correct copy of such agreement for approval, such approval not to be unreasonably withheld or delayed; and

(b) Any such sub-license shall be made pursuant to a written agreement that is substantially identical to the terms, conditions and restrictions of this Agreement.

4.3 Term of Agreement

Subject to early termination as provided for herein, the initial term ("Initial Term") of this Agreement shall be the period of five (5) years commencing on the Effective Date. The Grantee shall, subject as set out below, have the right to renew this Agreement for an additional five-year term ("Renewal Term"), provided that the aggregate amounts paid to or invested in the capital stock of the Grantor during the Initial Term were at least One Million Dollars (CDN$1,000,000.00) and provided that no later than ninety (90) days prior to the expiration of the Initial Term the Grantee shall have given the Grantors written notice of the Grantee's intention to effect such renewal; and further provided that the Grantee has been and remains in compliance with the terms and conditions of this Agreement at the time of such renewal. If the aggregate cash amounts paid to the Grantor during the Initial Term are less than One Million Dollars (CDN$1,000,000.00), the Grantee, may, at its sole option in order to effect a renewal of this Agreement, pay to the Grantor such lump sum as is equal to the difference between One Million Dollars CDN$1,000,000.00 and the actual amounts paid to the Grantors, such lump sum amount to be paid concurrent with the commencement of the Renewal Term. If this Agreement is not renewed as set forth above, it shall automatically terminate upon the expiry of the Initial Term. No presumption with respect to any right to any further renewal term shall be inferred from this Agreement. The combination of the Initial Term and, if applicable, the Renewal Term shall be referred to herein collectively as the Term.

## ARTICLE 5

## FEES AND OTHER CONSIDERATION

5.1 In consideration for the rights granted in this Agreement:

(a) Logician shall issue 100,000,000 common shares (deemed value HK$0.0001 per share) of Logician to ZEOX that shall be due and issuable upon the execution of this Agreement;

(b) Logician shall invest an amount of $1,000,500.00 by way of private placement in ZEOX to secure the exclusivity of the rights contained in this Agreement. Logician hereby subscribes for 3,335,000 units at a price of $0.30 per unit for gross proceeds of $1,000,500.00. Each unit consists of one common share of ZEOX and one share purchase warrant that will be exercisable into one common share at $0.38 per share until September 30, 2007. In the event that Logician completes the private placement by March 31, 2007, then Australia will be added to the Territory. ZEOX agrees to spend a minimum of $200,000 on the development of the Asian marketplace and infrastructure under the Agreement. The private placement is subject to regulatory approvals;

(c) Subject to Section 3.1(e) herein and in addition to the amount specified in Section 5.1 (b) herein, the Grantee shall pay as management fees ("Fees"), an amount equal to ten (10%) of all revenues received by the Grantee from commercial activities involving the Technologies. The management fees shall be calculated and paid within thirty days (30) from the end of each calendar quarter during the Term. The Grantee is free to sell sub-licenses to use the Technologies to Clients and third party licensees in various regions in the Territory at whatever price the Grantee believes is commercially reasonable and fair;

(d) All Fees due the Grantor hereunder shall accrue upon the sale the Advanced Zeolite Technologies or related products. For the purpose of this Agreement the Technologies shall be considered sold upon the date when the Grantee receives payment;

(e) If the Grantee sells Advanced Zeolite Technologies to any person, company, firm or corporation affiliated by common ownership with the Grantee or in any way directly or indirectly related to or under common control of the Grantee, whether by agreement or otherwise, at a price less than the regular price charged to other Clients, as the case may be, the royalties payable to the Grantor shall be computed on the basis of regular pricing;

(f) With the exception of sales, value added, goods and services and other commodity taxes payable by Clients as a result of acquiring a sub-license to use the Advanced Zeolite Technologies, there shall be no deduction from the management fees for fees, assessments, impositions, currency conversion charges, payments or expenses of any kind which may be incurred, paid or withheld by the Grantee in connection with the fee payments hereunder or with the sale, distribution or marketing of the Advanced Zeolite Technologies or with the transfer of funds or fees;

(g) The Grantee shall furnish the Grantor at the time it makes payment of Fees hereunder a full and complete statement, duly certified by an authorized officer of the Grantee to be true and accurate, which statement shall show the exact details of the sub-licenses to use the Advanced Zeolite Technologies that were sold hereunder during the preceding calendar quarter, together with such additional information the Grantor may from time to time reasonably request to the marketing, advertising, sale, implementation or other use of the Technology by the Grantee;

(h) The receipt or acceptance by the Grantor of any of the statements furnished pursuant to this Agreement, or any of the royalties paid hereunder shall not preclude the Grantor from questioning the correctness thereof for a period of up to one (1) year after the date of the payment of such royalty. In the event that any inconsistencies or mistakes are discovered in such statements or payments, they shall immediately be rectified and the appropriate payment made by the Grantee to the Grantor or if the Grantee has overpaid the Grantor, the amount of any overpayment shall be deducted by the Grantee from future payments due;

(i) In the event that any monetary obligations of any nature owed by the Grantee to the Grantor are not paid when due, the Grantee shall, in addition to the unpaid monetary obligations, pay to the Grantor interest on such unpaid amount at an annual rate equal to 2% in excess of the prime rate of the Bank of Montreal charged to its most credit worthy commercial customers in effect from time to time until such monies are paid; and

(j) All amounts payable pursuant to this Agreement shall be paid in Canadian dollars unless otherwise noted or mutually agreed upon.

5.3 The Grantee shall keep full and accurate books of account and all documents and other materials relating to this Agreement and to the subject matter hereof at the Grantee's principal office at all times during the Term and for two (2) years thereafter. The Grantor or their duly authorized agents or representatives shall have the right, upon provision of reasonable notice, to examine such books, documents and other material, and shall have full and free access thereto during all normal business hours, and shall be at liberty to make copies of all or any part of such books, documents and other material. The Grantors acknowledge that such records are strictly confidential, and agrees that neither the Grantors nor its agents or representatives shall reveal any or all such records to third parties except insofar as necessary to enforce the Grantors' rights under this Agreement or to register, protect and enforce the Grantors' rights in the Technologies.

## ARTICLE 6

### INDEMNIFICATION AND INSURANCE

6.1 Indemnification by Logician. Logician shall defend, indemnify and hold the Grantor harmless from any and all claims, liabilities, judgements, penalties, losses, costs, damages and expenses (including reasonable attorneys' fees whether or not litigation is instituted) suffered or incurred by the Grantor by reason of any breach by Logician of its representations, covenants or warranties under this Agreement.

6.2 Indemnification by the Grantor. The Grantor shall defend, indemnify and hold Logician harmless from any and all claims, liabilities, judgements, penalties, losses, costs, damages and expenses (including reasonable attorneys' fees whether or not litigation is instituted) suffered or incurred by Logician by reason of any breach by the Grantors of its representations, covenants or warranties under this Agreement, or by reason of any third party claims for negligence, personal injury, death or property damage arising out of the use of the Technologies or by reason of infringement by the Technologies of third party intellectual property rights.

6.3 Liability Insurance. Logician and the Grantor shall each maintain during the Term at their own expense, commercial general liability insurance from a recognized insurance company providing protection in an amount sufficient to provide a level of protection consistent with customary practice in the Grantee's industry. If either Party is in breach of this covenant, the Party not in breach, may, but is not obligated to, take out and maintain such insurance in the name of the Party in breach and in such event the Party in breach shall promptly reimburse the Party taking out and maintaining such insurance for the costs incurred in doing so.

## ARTICLE 7

### BREACH AND TERMINATION

7.1 Termination by the Grantor Upon Notice. If Logician materially breaches any of the material terms of this Agreement and Logician fails to cure any such breach or make efforts to cure such breach to the Grantors' reasonable satisfaction within thirty (30) days after receiving written notice from the Grantors specifying the particulars of the breach, the Grantors shall have the right to terminate this Agreement effective immediately upon written notice thereof to Logician.

7.2 Insolvency of Logician. If Logician becomes an "insolvent person" as defined in the Canadian Bankruptcy and Insolvency Act or files a voluntary petition for bankruptcy or makes an assignment for the benefit of its creditors or is placed in receivership or if it liquidates its business in any manner whatsoever, or an involuntary petition of bankruptcy is filed against it and the same remains undischarged or is not dismissed within a period of 90 days, or if Logician abandons the marketing and distribution of the Technologies for a continuous period of 12 months, then in any such case the Grantor shall have the right, if it so elects, to terminate this Agreement effective immediately upon written notice to Logician, its receivers, trustees, assignees and other representatives, as applicable.

7.3 Rights Upon Termination. Termination of this Agreement shall be without prejudice to any rights or claims that any Party may otherwise have against the other. Upon the termination of this Agreement, all royalties on sales theretofore made shall be payable to the Grantors within thirty (30) days after the end of the month during which this Agreement was terminated.

7.4 Obligations of Logician Upon Termination. Upon the expiration or sooner termination of this Agreement, Logician shall immediately discontinue all new business activities related to the Technologies, including the sales and distribution of the Technologies, but shall continue, at its sole option, to provide support to existing Clients and such termination shall not affect any licenses to use the Technologies already granted to Clients prior to such termination.

7.5 Termination by Logician. Logician may at any time terminate this Agreement upon provision of one hundred and eighty (180) days notice to the Grantor. Logician may terminate this Agreement immediately upon provision of notice to the Grantors if the Grantors materially breaches any of the material terms of this Agreement and fails to cure any such breach or make efforts to cure such breach to Logician's reasonable satisfaction within thirty (30) days after receiving written notice from Logician specifying the particulars of the breach. If any of the Grantors becomes an "insolvent person" as defined in the Canadian Bankruptcy and Insolvency Act or files a voluntary petition for bankruptcy or makes an assignment for the benefit of its creditors or is placed in receivership or if it liquidates its business in any manner whatsoever, or an involuntary petition of bankruptcy is filed against it and the same remains non discharged or is not dismissed within a period of 90 days, or if any of the Grantors abandons research and development efforts for the Technologies for a continuous period of 12 months, then in any such case Logician shall have the right, if it so elects, to terminate this Agreement effective immediately upon written notice to the Grantors, its receivers, trustees, assignees and other representatives, as applicable.

## ARTICLE 8

## MISCELLANEOUS

8.1 No Joint Venture. The Parties are independent contractors and nothing herein contained shall be construed so as to make the Parties hereto partners or joint venture participants or to create a relationship of franchisor/franchisee, employer/employee or principal/agent or to permit any Party to bind the other Parties to any agreement or commitment, other than as expressly set out herein.

8.2 Disputes. In the event of any dispute, claim, question or disagreement arising from or relating to this Agreement or the breach thereof, the parties thereto shall use their best efforts to settle the dispute, claim, question or disagreement. To this effect, they shall consult and negotiate with each other in good faith and recognizing their mutual interests, attempt to reach a just and equitable solution satisfactory to both parties. If they do not reach such solution within a period of sixty (60) days, then, upon notice by either party to the other, all disputes, claims, questions, or differences shall be finally settled by arbitration.

8.3 Notices and Other Communications. All notices, requests, consents or other communications required or contemplated by this Agreement by any Party must be in writing and must be delivered either personally, including by courier, or by facsimile transmission addressed to the Party for whom intended at the address specified below:

| Grantor | Grantee |
|---|---|
| 6459 Mack Road,<br>Peachland, BC, Canada<br>V0H 1X8<br>Fax: 250-767-6134<br>Attention: LuVerne E.W. Hogg | 25/F., Bank of China Building<br>1 Garden Road, Central, Hong Kong<br><br>Fax: 852-3007-2474<br>Attention: John W.F. Gunn |

Any such notice so delivered shall be deemed received, if delivered personally, on the date of actual delivery and if delivered by facsimile transmission, on the date of machine confirmed successful transmission.

8.4 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement should be prohibited, invalid or otherwise unenforceable under applicable law, such provision shall be deemed severed from this Agreement and the remaining provisions of this Agreement shall remain in full force and effect.

8.5 Subject Headings. The subject headings of the Articles of this Agreement are included for the purpose of convenience only, and shall not affect the construction or interpretation of any of its provisions.

8.6 Further Assurances. The Parties hereto shall each perform such acts, execute and deliver such instruments and documents, and do all such other things as may be reasonably necessary to accomplish the transactions contemplated in this Agreement.

8.7 Expenses. The Parties hereto shall each bear their own costs and expenses (including legal costs) incurred in connection with the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby.

8.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia, excluding its conflict of laws rules. In the event of any dispute or proceeding hereunder the Parties hereby submit to the exclusive jurisdiction of the Courts of the Province of British Columbia.

8.9 Entire Agreement. This Agreement sets forth the entire understanding and supersedes all prior and contemporaneous agreements among the Parties relating to the subject matter contained herein and merges all prior and contemporaneous discussions among them, and no Party shall be bound by any definition, condition, representation, warranty, covenant or provision other than as expressly stated in or contemplated by this Agreement or as subsequently shall be set forth in writing and executed by a duly authorized representative of the Party to be bound thereby.

8.10 Assignability. Neither this Agreement nor any right or obligation hereunder is assignable in whole or in part, whether by operation of law or otherwise, by any Party without the express written consent of the other Parties and any such attempted assignment shall be void and unenforceable. No Party shall unreasonably withhold or delay such consent if requested.

8.11 No Waiver of Rights. All waivers hereunder must be made in writing, and failure at any time to require the other Party's performance of any obligation under this Agreement shall not affect the right to subsequently require performance of that obligation. Any waiver of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision or a waiver or modification of the provision.

8.12 Legal Fees. If any action or proceeding shall be commenced to enforce this Agreement or any right arising in connection with this Agreement, the prevailing Party in such action or proceeding shall be entitled to recover from the other Party, the reasonable legal costs and expenses incurred by such prevailing Party in connection with such action or proceeding.

JB. [initials]

8.13 Counterparts. This Agreement may be executed by electronic means and in any number of counterparts and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute only one and the same instrument.

8.14 Good Faith. Each Party agrees and acknowledges that in making this Agreement it is relying on each other's good faith and co-operation in performing its obligations fully and in a manner which facilitates the successful marketing, sales and implementation of the Technologies. The Parties recognize the importance of their continuing close co-operation and communication in accomplishing the intentions and goals of this Agreement and shall use their reasonable commercial efforts to work together to achieve it.

8.15 Unavoidable Delay. No Party shall be deemed to be in default in respect of the performance of any of the terms, covenants or obligations applicable to such Party herein, if any failure or delay in such performance is due to any strike, lockout, civil commotion, act of terrorism, war, war-like operation, invasion, hostilities, sabotage, natural disaster, Act of God, governmental regulation, control or decree, or other cause beyond the reasonable control of such Party.

8.16 Binding Effect. Subject to the restrictions on assignability contained herein, this Agreement is binding on and shall inure to the benefit of the Parties hereto and their respective authorized heirs, executors, administrators, successors, and assigns

**IN WITNESS WHEREOF**, the Parties have executed and delivered this Agreement to have effect as of the Effective Date.

**ZEOX CORPORATION**

Luverne E. W. Hogg
President and Chief Executive Officer

**LOGICIAN TECHNOLOGIES ASIA LIMITED**

John W. F. Gunn
Managing Director

# SCHEDULE "A"

## Territory Description

### ASIA

| Eastern Asia | South-Central Asia | South East Asia |
|---|---|---|
| | | |
| China | | Brunei Darussalam |
| Japan | Bangladesh | Cambodia |
| Korea (North) | Bhutan | Indonesia |
| Korea (South) | India | Laos |
| Macau | Pakistan | Malaysia |
| Mongolia | Sri Lanka | Myanmar (Burma) |
| Taiwan | Nepal | Philippines |
| Hong Kong | | Singapore |
| | | Thailand |
| | | Vietnam |